Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

I, Gregory A. Wells, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     To the best of my knowledge and belief, the annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003, by the NTS Mortgage Income Fund and to which this certification is appended (the "Periodic Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the NTS Mortgage Income Fund.

     A signed original of this written statement required by Section 906 has been provided to the NTS Mortgage Income Fund and will be retained by the NTS Mortgage Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Gregory A. Wells

Chief Financial Officer of NTS Development Company *,
equivalent of the Chief Financial Officer of the Company

* NTS Development Company provides services to the Company under property management agreements as described in Part III - Item 13 Certain Relationships and Related Transactions.